Exhibit 10.1

UNITED STATES OF AMERICA

BEFORE FEDERAL TRADE COMMISSION

)
In the Matter of	)
)
GRACO INC.,	)	Docket No. 9350
a corporation,	)
)
ILLINOIS TOOL WORKS INC.,	)
a corporation, and	)
)
ITW FINISHING LLC,	)
a limited liability company.	)
)

AGREEMENT CONTAINING CONSENT ORDERS

This Agreement Containing Consent Orders (“Consent Agreement”), by and among Graco Inc. (“Graco”), Illinois Tool Works Inc., and ITW Finishing LLC (“ITW”), hereinafter referred to as Respondents, by their duly authorized officers and attorneys, and counsel for the Federal Trade Commission (“Commission”), is entered into in accordance with the Commission’s Rules governing consent order procedures. In accordance therewith the parties hereby agree that:

1.	Respondent Graco Inc. is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Minnesota, with its office and principal place of business located at 88-11th Avenue Northeast, Minneapolis, Minnesota 55413.

2.	Respondent Illinois Tool Works Inc. is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 3600 West Lake Avenue, Glenview, Illinois 60026.

3.	Respondent ITW Finishing LLC is a limited liability company organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 3600 West Lake Avenue, Glenview, Illinois 60026. ITW Finishing LLC is indirectly wholly-owned by Illinois Tool Works Inc.

4.	Respondents have been served with a copy of the administrative Complaint (“Complaint”) issued by the Commission in this matter, charging the Respondents with violations of Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18, and Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C. § 45 (“FTC Act”), and have filed answers to the Complaint denying those charges.

Exhibit 10.1

5.	Respondents admit all the jurisdictional facts set forth in the Complaint.

6.	Respondents waive:

a.	any further procedural steps;

b.	the requirement that the Commission’s Decision and Order and Order to Hold Separate and Maintain Assets (collectively, the “Orders”), attached hereto and made a part hereof, contain a statement of findings of fact and conclusions of law;

c.	all rights to seek judicial review or otherwise challenge or contest the validity of the Orders; and

d.	any claim under the Equal Access to Justice Act.

7.	In order to avoid the possibility of interim competitive harm while the Commission considers this Consent Agreement, the Commission may issue and serve the Order to Hold Separate and Maintain Assets in this matter at any time after the Respondents and Complaint Counsel sign this Consent Agreement, as the Commission may deem appropriate.

8.	This Consent Agreement shall not become part of the public record of the proceeding unless and until it is accepted by the Commission. If this Consent Agreement is accepted by the Commission, it will be placed on the public record, in whole or in part, and information in respect thereto publicly released, at such time and in such manner as the Commission may deem appropriate pursuant to the provisions of Commission Rule 3.25(f), 16 C.F.R. § 3.25(f). The Commission thereafter may either withdraw its acceptance of this Consent Agreement and so notify the Respondents, in which event it will take such action as it may consider appropriate, or issue and serve its Decision and Order (and if appropriate, amend the Order to Hold Separate and Maintain Assets) in disposition of the proceeding.

9.	This Consent Agreement is for settlement purposes only and does not constitute an admission by the Respondents that the law has been violated as alleged in the Complaint, or that the facts as alleged in the Complaint, other than jurisdictional facts, are true.

10.

This Consent Agreement contemplates that, if it is accepted by the Commission, and if such acceptance is not subsequently withdrawn by the Commission pursuant to the provisions of Commission Rule 3.25(f), 16 C.F.R. § 3.25(f), the Commission may, without further notice to Respondents: (a) issue the Decision and Order (and if appropriate, amend the Order to Hold Separate and Maintain Assets) and (b) make information public with respect thereto, or (c) take such other action as the Commission may deem appropriate. When final, each of the Orders shall have the same force and effect, and may be altered, modified or set aside in the same manner and within the same time provided by statute for other orders. Each of the Orders shall become final upon service. Delivery of each of the Orders to Respondents by any means provided in

2

Exhibit 10.1

Commission Rule 4.4(a), 16 C.F.R. § 4.4(a), or by delivery to Respondents’ counsel of record, shall constitute service. Respondents waive any right they may have to any other manner of service.

11.	The Complaint may be used in construing the terms of the Orders, and no agreement, understanding, representation, or interpretation not contained in the Orders or the Consent Agreement may be used to vary or contradict the terms of the Orders.

12.	By signing this Consent Agreement, Respondents represent and warrant that they can accomplish the full relief contemplated by the Consent Agreement and the attached Orders, and that all parents, subsidiaries, affiliates, and successors necessary to effectuate the full relief contemplated by this Consent Agreement and the Orders are bound thereby as if they had signed this Consent Agreement and were made parties to this proceeding and to the Orders.

13.	Each Respondent shall submit an initial report, pursuant to Section 2.33 of the Commission’s Rules, 16 C.F.R. § 2.33, within thirty (30) days of the date on which it executes this Consent Agreement, and Respondent Graco shall submit subsequent reports every thirty (30) days thereafter until the Order to Hold Separate and Maintain Assets becomes final and effective, at which time the reporting obligations contained in the Order to Hold Separate and Maintain Assets shall control. Such reports shall be signed by the respective Respondent and set forth in detail the manner in which such Respondent has complied and will comply with the Order to Hold Separate and Maintain Assets. Such reports will not become part of the public record unless and until the Consent Agreement is accepted by the Commission for public comment.

14.	Respondents have read the Orders contemplated hereby. Respondents understand that once both Orders have been issued, they will be required to file one or more compliance reports showing that they have fully complied with the Orders.

15.	Respondents agree to comply with the terms of both Orders from the date they sign this Consent Agreement. Respondents further understand that they may be liable for civil penalties in the amount provided by law for each violation of each Order after it becomes final.

[continued on next page]

3

Exhibit 10.1

GRACO INC.		FEDERAL TRADE COMMISSION

By:	/s/ Patrick J. McHale	By:	/s/ Marc Schneider / by Peter Richman
	Patrick J. McHale		Marc W. Schneider
	President and Chief Executive Officer		Counsel Supporting the Complaint
Graco Inc.
Date: 3/12/12

Date: 3/12/12

APPROVED:

/s/ Richard G. Parker
Richard G. Parker
	O’Melveny & Meyers LLP		/s/ Peter Richman
	Counsel for Graco Inc.		Peter Richman
Deputy Assistant Director

ILLINOIS TOOL WORKS INC. and
ITW FINISHING LLC
/s/ Phillip L. Broyles
Phillip L. Broyles
Assistant Director
By:	/s/ David B. Speer
David B. Speer
Chairman and Chief Executive Officer
	Illinois Tool Works Inc.		/s/ Norman Armstrong, Jr. (by RAF)
Norman A. Armstrong, Jr.
Date: 03/12/12			Deputy Director

	/s/ J. Robert Robertson		/s/ Richard A. Feinstein
	J. Robert Robertson		Richard A. Feinstein
	Hogan Lovells US LLP		Director
Counsel for Illinois Tool Works Inc. and
	ITW Finishing LLC		Bureau of Competition
Federal Trade Commission
Washington, D.C. 20580

4

Exhibit 10.1

UNITED STATES OF AMERICA

BEFORE FEDERAL TRADE COMMISSION

COMMISSIONERS:	Jon Leibowitz, Chairman J. Thomas Rosch Edith Ramirez Julie Brill Maureen K. Ohlhausen

)
In the Matter of	)
)
GRACO INC.,	)
a corporation,	)	Docket No. 9350
)
ILLINOIS TOOL WORKS INC.,	)	PUBLIC
a corporation, and	)
)
ITW FINISHING LLC,	)
a limited liability company.	)
)

DECISION AND ORDER

The Federal Trade Commission (“Commission”), having heretofore issued its administrative Complaint charging Respondents Graco Inc. (“Graco”), Illinois Tool Works Inc., and ITW Finishing LLC (“ITW”), hereinafter referred to as the Respondents, with violations of Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18, and Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C. § 45, and the Respondents having been served with a copy of the Complaint, together with a notice of contemplated relief, and the Respondents having answered the Complaint denying said charges; and

The Respondents, their attorneys, and counsel for the Commission having thereafter executed an Agreement Containing Consent Orders (“Consent Agreement”), containing an admission by the Respondents of all the jurisdictional facts set forth in the aforesaid Complaint, a statement that the signing of said Consent Agreement is for settlement purposes only and does not constitute an admission by the Respondents that the law has been violated as alleged in such Complaint, or that the facts as alleged in such Complaint, other than jurisdictional facts, are true, and waivers and other provisions as required by the Commission’s Rules; and

The Secretary of the Commission having thereafter withdrawn the matter from adjudication in accordance with § 3.25(c) of its Rules; and

The Commission having thereafter considered the matter and the executed Consent Agreement, and thereupon issued its Order to Hold Separate and Maintain Assets, and having

Exhibit 10.1

accepted the executed Consent Agreement and placed such agreement on the public record for a period of thirty (30) days, and having duly considered the comments filed by interested persons pursuant to Commission Rule 2.34, 16 C.F.R. § 2.34, now in further conformity with the procedure prescribed in § 3.25(f) of its Rules, the Commission hereby makes the following jurisdictional findings and issues the following Decision and Order (“Order”):

1.	Respondent Graco Inc. is a corporation organized, existing, and doing business under, and by virtue of, the laws of the State of Minnesota, with its office and principal place of business located at 88-11th Avenue Northeast, Minneapolis, Minnesota 55413.

2.	Respondent Illinois Tool Works Inc. is a corporation organized, existing, and doing business under, and by virtue of, the laws of the State of Delaware, with its office and principal place of business located at 3600 West Lake Avenue, Glenview, Illinois 60026.

3.	Respondent ITW Finishing LLC is a limited liability company organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 3600 West Lake Avenue, Glenview, Illinois 60026. ITW Finishing LLC is indirectly wholly-owned by Illinois Tool Works Inc.

4.	The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of the Respondents, and the proceeding is in the public interest.

ORDER

I.

IT IS HEREBY ORDERED that, as used in this Order, the following definitions shall apply:

A.	“Graco” means Graco Inc., its directors, officers, employees, agents, representatives, successors, and assigns; and its subsidiaries, divisions, groups and affiliates in each case controlled by Graco, and the respective directors, officers, employees, agents, representatives, successors, and assigns of each. After the Acquisition Date, Graco includes the Liquid Finishing Business Assets.

B.	“ITW” means Illinois Tool Works Inc., its directors, officers, employees, agents, representatives, successors, and assigns; and its subsidiaries, divisions, groups and affiliates in each case controlled by ITW (including, but not limited to, Respondent ITW Finishing LLC), and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

C.	“Commission” means the Federal Trade Commission.

D.	“Acquisition” means the acquisition described in the Asset Purchase Agreement, by and among Graco Inc., Graco Holdings Inc., Graco Minnesota Inc., Illinois Tool Works Inc., and ITW Finishing LLC, dated April 14, 2011 (the “Asset Purchase Agreement”).

Exhibit 10.1

E.	“Acquisition Date” means April 2, 2012, the date the Acquisition was consummated.

F.	“Business Records” means all originals and all copies of any operating, financial or other information, documents, data, computer files (including files stored on a computer’s hard drive or other storage media), electronic files, books, records, ledgers, papers, instruments, and other materials, whether located, stored or maintained in traditional paper format or by means of electronic, optical, or magnetic media or devices, photographic or video images, or any other format or media, including, without limitation: distributor files and records; customer files and records, customer lists, customer product specifications, customer purchasing histories, customer service and support materials, customer approvals and other information; credit records and information; correspondence; referral sources; supplier and vendor files and lists; advertising, promotional and marketing materials, including website content; sales materials; research and development data, files and reports; technical information; data bases; studies; drawings, specifications and creative materials; production records and reports; service and warranty records; equipment logs; operating guides and manuals; employee and personnel records; educational materials; tax returns; financial and accounting records; and other documents, information, and files of any kind.

G.	“Commission-approved Acquirer” means any Person that receives the prior approval of the Commission to acquire the Liquid Finishing Business Assets pursuant to Paragraph II. (or Paragraph V.) of this Order.

H.	“Confidential Business Information” means competitively sensitive, proprietary and all other business information of any kind, except for any information that Respondents demonstrate (i) was or becomes generally available to the public other than as a result of a disclosure by Respondents, or (ii) was available, or becomes available, to Respondents on a non-confidential basis, but only if, to the knowledge of Respondents, the source of such information is not in breach of a contractual, legal, fiduciary, or other obligation to maintain the confidentiality of the information.

I.	“Direct Cost” means an amount not to exceed the cost of labor, material, travel, and other expenditures to the extent such costs are directly incurred to provide the relevant assistance, support, or service. The cost of labor shall not exceed the hourly wage rate for any of Respondent’s employees who provide such labor.

J.	“Divestiture Agreement” means any agreement that receives the prior approval of the Commission between Respondent Graco (or between a Divestiture Trustee appointed pursuant to Paragraph V. of this Order) and a Commission-approved Acquirer to purchase the Liquid Finishing Business Assets, and all amendments, exhibits, attachments, agreements, and schedules thereto that have been approved by the Commission.

K.	“Divestiture Date” means the date on which Respondent Graco (or the Divestiture Trustee) and a Commission-approved Acquirer consummate a transaction to divest,

Exhibit 10.1

license, assign, grant, transfer, deliver and otherwise convey the Liquid Finishing Business Assets completely and as required by Paragraph II. (or Paragraph V.) of this Order.

L.	“Gema Powder Finishing Business” means the worldwide business of developing, assembling, manufacturing, distributing, selling, or servicing powder finishing systems and products conducted prior to the Acquisition by Respondent ITW, including all business activities relating to the development, manufacture, and sale of products under the brand name Gema.

M.	“Hold Separate” means the Order to Hold Separate and Maintain Assets issued by the Commission in this matter.

N.	“Hold Separate Business” means the (i) Liquid Finishing Business Assets and (ii) Liquid Finishing Business.

O.	“Intellectual Property” means all intellectual property owned or licensed (as licensor or licensee) by Respondent Graco (after the Acquisition) in which Graco has a proprietary interest, and all associated rights thereto, including all of the following in any jurisdiction throughout the world: (i) all brand names, commercial names, trade names, “doing business as” (d/b/a) names, registered and unregistered trademarks, trade dress, logos, slogans, service marks, internet website content and internet domain names presently used by Respondent ITW, together with all translations, adaptions, derivations, and combinations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (ii) all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), and all improvements thereto; (iii) all copyrightable works, all registered and unregistered copyrights in both published works and unpublished works, and all applications, registrations and renewals in connection therewith; (iv) all mask works and all applications, registrations, and renewals in connection therewith; (v) all know-how, trade secrets, and confidential or proprietary information (including ideas, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data and information, blue prints, designs, drawings, specifications, protocols, quality control information, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, and all other data, technology, and plans); (vi) all computer software (including source code, executable code, data, databases and related documentation); (vii) all advertising and promotional materials; (viii) all other proprietary rights; and (ix) all copies and tangible embodiments thereof (in whatever form or medium).

P.	“Liquid Finishing Business” means the worldwide business of developing, assembling, manufacturing, distributing, selling, or servicing liquid finishing systems and products conducted prior to the Acquisition by Respondent ITW, including all business activities relating to the development, manufacture, and sale of products under the brand names

Exhibit 10.1

Binks, DeVilbiss, Ransburg, and BGK. “Liquid Finishing Business” does not include the Gema Powder Finishing Business.

Q.	“Liquid Finishing Business Assets” means all of Graco’s (after the Acquisition) rights, title, and interest in and to all property and assets, tangible and intangible, of every kind and description, wherever located, and any improvements or additions thereto, relating to the Liquid Finishing Business, including but not limited to:

1.	All real property interests (including fee simple interests and real property leasehold interests), including all easements, appurtenances, licenses, and permits, together with all buildings and other structures, facilities, and improvements located thereon, owned, leased, or otherwise held;

2.	All Tangible Personal Property, including any Tangible Personal Property removed from any location of the Liquid Finishing Business since the date of the announcement of the Acquisition, and not replaced, if such property was used in connection with the operation of the Liquid Finishing Business prior to the Acquisition;

3.	All inventories, wherever located, including all finished product, work in process, raw materials, spare parts, and all other materials and supplies to be used or consumed in the production of finished products;

4.	All (a) trade accounts receivable and other rights to payment from customers of Respondents and the full benefit of all security for such accounts or rights to payment, (b) all other accounts or notes receivable by Respondents and the full benefit of all security for such accounts or notes, and (c) any claim, remedy or other right related to any of the foregoing;

5.	All agreements and contracts (including but not limited to agreements and contracts with customers, distributors, suppliers, vendors, sales representatives, agents, licensees and licensors), purchase orders, sales orders, leases, mortgages, notes, bonds and other binding commitments, whether written or oral, and all rights thereunder and related thereto;

6.	All consents, licenses, certificates, registrations or permits issued, granted, given or otherwise made available by or under the authority of any governmental body or pursuant to any legal requirement, and all pending applications therefor or renewals thereof;

7.	All intangible rights and property, including Intellectual Property, going-concern value, goodwill, telephone, telecopy and e-mail addresses and listings;

8.

All Business Records; provided, however, that where documents or other materials included in the Business Records to be divested contain information: (a) that relates both to the Liquid Finishing Business Assets to be divested and to

Exhibit 10.1

Respondent Graco’s retained assets or other products or businesses and cannot be segregated in a manner that preserves the usefulness of the information as it relates to the Liquid Finishing Business Assets to be divested; or (b) for which the relevant party has a legal obligation to retain the original copies, the relevant party shall be required to provide only copies or relevant excerpts of the documents and materials containing this information. In instances where such copies are provided to the Commission-approved Acquirer, the relevant party shall provide the Commission-approved Acquirer access to original documents under circumstances where copies of the documents are insufficient for evidentiary or regulatory purposes;

9.	All insurance benefits, including rights and proceeds;

10.	All rights under warranties and guarantees, express or implied; and

11.	All rights relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof.

Provided, however, that the Liquid Finishing Business Assets need not include any part of such assets that the Commission-approved Acquirer determines it does not need, or that the Commission otherwise determines need not be divested, and the Commission approves the divestiture without such assets.

R.	“Liquid Finishing Business Employees” means any full-time, part-time, or contract employee(s) of the Liquid Finishing Business, immediately prior to the Acquisition.

S.	“Person” means any individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a governmental body.

T.	“Prospective Acquirer” means a Person that Respondent Graco (or a Divestiture Trustee) intends to submit as a Commission-approved Acquirer to the Commission for its prior approval pursuant to Paragraph II. (or Paragraph V.) of this Order.

U.	“Respondents” means Graco and ITW, individually and collectively.

V.	“Tangible Personal Property” means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles, rolling stock, and other items of tangible personal property (other than inventories) of every kind owned or leased, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

W.	“Transitional Services” means any transitional assistance, support or services necessary to enable the Commission-approved Acquirer to continue the development, manufacturing, distribution, sales, and services related to operation of the Liquid

Exhibit 10.1

Finishing Business Assets, including, but not limited to, the provision of administrative services, consultation and advice, technical assistance, and training.

II.

IT IS FURTHER ORDERED that:

A.	Respondent Graco shall divest the Liquid Finishing Business Assets, absolutely and in good faith, at no minimum price, as an on-going business, no later than 180 days after the date this Order becomes final, to a Commission-approved Acquirer that receives the prior approval of the Commission, and only in a manner (and pursuant to a Divestiture Agreement with the Commission-approved Acquirer) that receives the prior approval of the Commission.

B.	No later than the Divestiture Date, Respondent Graco shall secure all consents, assignments, waivers, licenses, certificates, registrations, permits, or other authorizations from all Persons that are necessary for the divestiture and operation of the Liquid Finishing Business Assets to the Commission-approved Acquirer; provided, however, that Respondent Graco may satisfy this requirement by certifying that the Commission-approved Acquirer has executed appropriate agreements directly with each of the relevant Persons.

C.	In the event Respondent Graco is unable to obtain any consent(s), assignment(s), waiver(s), license(s), certificate(s), registration(s), permit(s), or other authorization(s) necessary for the divestiture and/or operation of the Liquid Finishing Business Assets from any Person, Respondent Graco shall:

1.	Provide such assistance as the Commission-approved Acquirer may reasonably request in its efforts to obtain a comparable license, certificate, registration, permit, or other authorization; and

2.	With the acceptance of the Commission-approved Acquirer and the prior approval of the Commission, substitute equivalent assets or arrangements.

D.	At the request of the Commission-approved Acquirer, pursuant to an agreement that receives the prior approval of the Commission, Respondent Graco shall, for a period not to exceed twelve (12) months from the Divestiture Date, or as otherwise approved by the Commission, provide Transitional Services to the Commission-approved Acquirer:

1.	Sufficient to enable the Commission-approved Acquirer to operate the divested assets and business in substantially the same manner as they were operated prior to the Acquisition; and

2.	At substantially the same level and quality as such services were provided by Respondents in connection with the operation of the divested assets and business prior to the Acquisition.

Exhibit 10.1

Provided, however, that Respondent Graco shall not (i) require the Commission-approved Acquirer to pay compensation for Transitional Services that exceeds the Direct Cost of providing such goods and services, (ii) terminate its obligation to provide Transitional Services because of a material breach by the Commission-approved Acquirer of any agreement to provide such assistance, in the absence of a final order of a court of competent jurisdiction, except if Respondent Graco is unable to provide such services due to such material breach, or (iii) seek to limit the damages (such as indirect, special, and consequential damages) which a Commission-approved Acquirer would be entitled to receive in the event of Respondent Graco’s breach of any agreement to provide Transitional Services.

E.	Respondent ITW shall provide the Commission-approved Acquirer, at the request of the Commission-approved Acquirer, the transition and support services Respondent ITW has agreed to provide to Respondent Graco in the Asset Purchase Agreement on the terms and subject to the conditions contemplated by the Asset Purchase Agreement.

F.	Respondent Graco shall provide the Commission-approved Acquirer with the opportunity to identify, recruit and employ any Liquid Finishing Business Employee in conformance with the following:

1.	No later than ten (10) days after a request from a Prospective Acquirer, or staff of the Commission, Respondents shall provide the Prospective Acquirer with the following information for each Liquid Finishing Business Employee, as and to the extent permitted by law:

(a)	name, job title or position, date of hire and effective service date;
(b)	a specific description of the employee’s responsibilities;
(c)	the base salary or current wages;
(d)	the most recent bonus paid, aggregate annual compensation for Respondent ITW’s last fiscal year and current target or guaranteed bonus, if any;
(e)	employment status (i.e., active or on leave or disability; full-time or part-time);
(f)	any other material terms and conditions of employment in regard to such employee that are not otherwise generally available to similarly-situated employees; and
(g)	at the Prospective Acquirer’s option, copies of all employee benefit plans and summary plan descriptions (if any) applicable to the relevant Liquid Finishing Business Employee.

2.	No later than thirty (30) days before the Divestiture Date, after a request from a Prospective Acquirer, Respondent Graco shall provide the Prospective Acquirer with (i) an opportunity to meet, personally and outside the presence or hearing of any employee or agent of any Respondent, with any Liquid Finishing Business Employee for the purpose of discussing potential employment, (ii) an opportunity to inspect the personnel files and other documentation relating to any such

Exhibit 10.1

employee, to the extent permissible under applicable laws such employee, and iii) to make offers of employment to any Liquid Finishing Business Employee.

3.	Respondent Graco shall (i) not interfere, directly or indirectly, with the hiring or employing by the Prospective Acquirer of any Liquid Finishing Business Employee, (ii) not offer any incentive to any Liquid Finishing Business Employee to decline employment with the Prospective Acquirer, (iii) not make any counteroffer to any Liquid Finishing Business Employee who receives a written offer of employment from the Prospective Acquirer; provided, however, that nothing in this Order shall be construed to require Respondent Graco to terminate the employment of any employee or prevent Respondent Graco from continuing the employment of any employee; (iv) remove any impediments within the control of Respondent Graco that may deter any Liquid Finishing Business Employee from accepting employment with the Prospective Acquirer, including, but not limited to, any non-compete or confidentiality provisions of employment or other contracts with Respondent Graco that would affect the ability of such employee to be employed by the Prospective Acquirer, and (v) not otherwise interfere with the recruitment of any Liquid Finishing Business Employee by the Prospective Acquirer.

G.	Until the Divestiture Date, Respondent Graco shall provide each Liquid Finishing Business Employee with reasonable financial incentives to continue in his or her position consistent with past practices and/or as may be necessary to preserve the marketability, viability and competitiveness of the Liquid Finishing Business Assets pending divestiture. Such incentives shall include employee benefits, including regularly scheduled raises, bonuses, vesting of current and accrued retirement benefits (as permitted by law), on the same basis as provided under the Asset Purchase Agreement to other employees hired by Respondent Graco in the Acquisition, and such additional incentives as may be necessary to assure the continuation and to prevent any diminution of the viability, marketability and competitiveness of the Liquid Finishing Business Assets until the Divestiture Date, and as may otherwise be necessary to achieve the purposes of this Order and the Hold Separate.

H.	For a period of two (2) years after the Divestiture Date, Respondent Graco shall not, directly or indirectly, solicit, induce or attempt to solicit or induce any Liquid Finishing Business Employee who has accepted an offer of employment with the Commission-approved Acquirer, or who is employed by the Commission-approved Acquirer, to terminate his or her employment relationship with the Commission-approved Acquirer; provided, however, Respondent Graco may:

1.	Advertise for employees in newspapers, trade publications, or other media, or engage recruiters to conduct general employee search activities, so long as these actions are not targeted specifically at any Liquid Finishing Business Employees; and

Exhibit 10.1

2.	Hire Liquid Finishing Business Employees who apply for employment with Respondent Graco, so long as such individuals were not solicited by Respondent Graco in violation of this paragraph; provided further, that this sub-Paragraph shall not prohibit Respondent Graco from making offers of employment to or employing any Liquid Finishing Business Employees if the Commission-approved Acquirer has notified Respondent Graco in writing that the Commission-approved Acquirer does not intend to make an offer of employment to that employee, or where such an offer has been made and the employee has declined the offer, or where the individual’s employment has been terminated by the Commission-approved Acquirer.

I.	The purpose of the divestiture of the Liquid Finishing Business Assets is to ensure the continuation of the Liquid Finishing Business Assets as an ongoing, viable business operating in the same relevant markets in which such assets were competing at the time of the announcement of the Acquisition by Respondents, and to remedy the lessening of competition resulting from the Acquisition as alleged in the Commission’s Complaint.

III.

IT IS FURTHER ORDERED that:

A.	Respondents shall (i) keep confidential and not disclose (including with respect to Respondents’ employees) and (ii) not use for any reason or purpose, any Confidential Business Information pertaining to the Liquid Finishing Business and Liquid Finishing Business Assets; provided, however, that the Respondents may disclose or use such Confidential Business Information:

1.	In the course of performing their obligations as permitted under this Order or the Hold Separate, including as necessary to effect the marketing and divestiture of the Liquid Finishing Business Assets pursuant to Paragraph II. of this Order and the provision of Transitional Services; provided further, that Respondents’ employees who provide support services under the Hold Separate or Transitional Services under the Divestiture Agreement, or who staff the Hold Separate Business, shall be deemed to be performing obligations under this Order or the Hold Separate.

2.	In the course of performing their obligations under the Divestiture Agreement;

3.	To enforce the terms of the Divestiture Agreement or to prosecute or defend against any dispute or legal proceeding;

4.	To comply with financial reporting requirements, obtain legal advice, defend legal claims, enforce actions threatened or brought against the Liquid Finishing Business or Liquid Finishing Business Assets, or as required by applicable law, regulations and other legal requirements (including in connection with tax returns, reports required by securities laws and payroll, benefits or personnel reports or

Exhibit 10.1

information) or in overseeing compliance with policies and standards concerning health, safety and environmental aspects of the operation of the Liquid Finishing Business and the integrity of the Liquid Finishing Business financial controls;

5.	To Respondent Graco’s lenders and auditors; and

6.	As otherwise permitted by the Commission staff.

B.	If the disclosure or use of any Confidential Business Information is permitted to Respondents’ employees or to any other Person under Paragraph III.A. of this Order, then Respondents shall limit such information (i) only to those employees or other Persons who require such information for the purposes permitted under Paragraph III.A., (ii) only to the extent such information is required, and (iii) only after such employees or other Persons have signed an agreement in writing to maintain the confidentiality of such information.

C.	Respondents shall enforce the terms of this Paragraph III. as to their employees and any other Person and take such action as is necessary to cause each of their employees and any other Person to comply with the terms of this Paragraph III., including implementation of access and data controls, training of their employees, and all other actions that Respondents would take to protect their own trade secrets and proprietary information.

IV.

IT IS FURTHER ORDERED that:

A.	The Divestiture Agreement shall not limit or contradict, or be construed to limit or contradict, the terms of this Order, it being understood that nothing in this Order shall be construed to reduce any rights or benefits of the Commission-approved Acquirer or to reduce any obligations of the Respondents under such agreements.

B.	The Divestiture Agreement shall be incorporated by reference into this Order and made a part hereof.

C.	Respondent Graco shall comply with all provisions of the Divestiture Agreement, and any breach by Respondent Graco of any term of such agreement shall constitute a violation of this Order. If any term of the Divestiture Agreement varies from the terms of this Order (“Order Term”), then to the extent that Respondent Graco cannot fully comply with both terms, the Order Term shall determine Respondent Graco’s obligations under this Order. Any failure by Respondent Graco to comply with any term of such Divestiture Agreement shall constitute a failure to comply with this Order.

D.	Respondent Graco shall not modify or amend any of the terms of the Divestiture Agreement without the prior approval of the Commission, except as otherwise provided in Rule 2.41(f)(5) of the Commission’s Rules of Practice and Procedure, 16 C.F.R.

Exhibit 10.1

§ 2.41(f)(5). Notwithstanding any paragraph, section, or other provision of the Divestiture Agreement, any modification of the Divestiture Agreement without the prior approval of the Commission, or as otherwise provided in Rule 2.41(f)(5), shall constitute a failure to comply with this Order.

V.

IT IS FURTHER ORDERED that:

A.	If Respondent Graco has not divested the Liquid Finishing Business Assets and otherwise fully complied with the obligations as required by Paragraph II.A. of this Order, the Commission may appoint a trustee (“Divestiture Trustee”) to divest the Liquid Finishing Business Assets and/or perform Respondent Graco’s other obligations in a manner that satisfies the requirements of this Order. The Divestiture Trustee appointed pursuant to this Paragraph may be the same Person appointed as Hold Separate Trustee pursuant to the relevant provisions of the Hold Separate entered in this matter.

B.	In the event that the Commission or the Attorney General brings an action pursuant to § 5(l) of the Federal Trade Commission Act, 15 U.S.C. § 45(l), or any other statute enforced by the Commission, Respondent Graco shall consent to the appointment of a Divestiture Trustee in such action to divest the relevant assets in accordance with the terms of this Order. Neither the appointment of a Divestiture Trustee nor a decision not to appoint a Divestiture Trustee under this Paragraph shall preclude the Commission or the Attorney General from seeking civil penalties or any other relief available to it, including a court-appointed Divestiture Trustee, pursuant to § 5(l) of the Federal Trade Commission Act, or any other statute enforced by the Commission, for any failure by the Respondents to comply with this Order.

C.	The Commission shall select the Divestiture Trustee, subject to the consent of Respondent Graco, which consent shall not be unreasonably withheld. The Divestiture Trustee shall be a person with experience and expertise in acquisitions and divestitures. If Respondent Graco has not opposed, in writing, including the reasons for opposing, the selection of any proposed Divestiture Trustee within ten (10) days after notice by the staff of the Commission to Respondent Graco of the identity of any proposed Divestiture Trustee, Respondent Graco shall be deemed to have consented to the selection of the proposed Divestiture Trustee.

D.	Within ten (10) days after appointment of a Divestiture Trustee, Respondent Graco shall execute a trust agreement that, subject to the prior approval of the Commission, transfers to the Divestiture Trustee all rights and powers necessary to permit the Divestiture Trustee to effect the relevant divestiture or transfer required by this Order.

E.	If a Divestiture Trustee is appointed by the Commission or a court pursuant to this Order, Respondents shall consent to the following terms and conditions regarding the Divestiture Trustee’s powers, duties, authority, and responsibilities:

Exhibit 10.1

1.	Subject to the prior approval of the Commission, the Divestiture Trustee shall have the exclusive power and authority to divest, assign, grant, license, transfer, deliver or otherwise convey the relevant assets that are required by this Order to be divested, assigned, granted, licensed, transferred, delivered or otherwise conveyed.

2.	The Divestiture Trustee shall have twelve (12) months from the date the Commission approves the trust agreement described herein to accomplish the divestiture, which shall be subject to the prior approval of the Commission. If, however, at the end of the twelve (12) month period, the Divestiture Trustee has submitted a plan of divestiture or believes that the divestiture can be achieved within a reasonable time, the divestiture period may be extended by the Commission, or, in the case of a court-appointed Divestiture Trustee, by the court; provided, however, that the Commission may extend the period only two (2) times.

3.	Subject to any demonstrated legally recognized privilege, the Divestiture Trustee shall have full and complete access to the personnel, books, records, and facilities related to the relevant assets that are required to be divested, assigned, granted, licensed, delivered or otherwise conveyed by this Order and to any other relevant information, as the Divestiture Trustee may request. Respondents shall develop such financial or other information as the Divestiture Trustee may request and shall cooperate with the Divestiture Trustee. Respondents shall take no action to interfere with or impede the Divestiture Trustee’s accomplishment of the divestiture. Any delays in divestiture caused by Respondents shall extend the time for divestiture under this Paragraph V in an amount equal to the delay, as determined by the Commission or, for a court-appointed Divestiture Trustee, by the court.

4.	The Divestiture Trustee shall use commercially reasonable best efforts to negotiate the most favorable price and terms available in each contract that is submitted to the Commission, subject to Respondent Graco’s absolute and unconditional obligation to divest expeditiously and at no minimum price. The divestiture shall be made in the manner and to a Commission-approved Acquirer as required by this Order; provided, however, if the Divestiture Trustee receives bona fide offers from more than one acquiring entity, and if the Commission determines to approve more than one such acquiring entity, the Divestiture Trustee shall divest to the acquiring entity selected by Respondent Graco from among those approved by the Commission; provided further, however, that Respondent Graco shall select such entity within five (5) days of receiving notification of the Commission’s approval.

5.

The Divestiture Trustee shall serve, without bond or other security, at the cost and expense of Respondent Graco, on such reasonable and customary terms and conditions as the Commission or a court may set. The Divestiture Trustee shall have the authority to employ, at the cost and expense of Respondent Graco, such

Exhibit 10.1

consultants, accountants, attorneys, investment bankers, business brokers, appraisers, and other representatives and assistants as are necessary to carry out the Divestiture Trustee’s duties and responsibilities. The Divestiture Trustee shall account for all monies derived from the divestiture and all expenses incurred. After approval by the Commission and, in the case of a court-appointed Divestiture Trustee, by the court, of the account of the Divestiture Trustee, including fees for the Divestiture Trustee’s services, all remaining monies shall be paid at the direction of Respondent Graco, and the Divestiture Trustee’s power shall be terminated. The compensation of the Divestiture Trustee shall be based at least in significant part on a commission arrangement contingent on the divestiture of all of the relevant assets that are required to be divested by this Order.

6.	Respondent Graco shall indemnify the Divestiture Trustee and hold the Divestiture Trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Divestiture Trustee’s duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of, any claim, whether or not resulting in any liability, except to the extent that such losses, claims, damages, liabilities, or expenses result from gross negligence or willful misconduct by the Divestiture Trustee. For purposes of this Paragraph V.E.6., the term “Divestiture Trustee” shall include all Persons retained by the Divestiture Trustee pursuant to Paragraph V.E.5. of this Order.

7.	The Divestiture Trustee shall have no obligation or authority to operate or maintain the relevant assets required to be divested by this Order.

8.	The Divestiture Trustee shall report in writing to Respondent Graco and to the Commission every sixty (60) days concerning the Divestiture Trustee’s efforts to accomplish the divestiture.

9.	Respondents may require the Divestiture Trustee and each of the Divestiture Trustee’s consultants, accountants, attorneys, and other representatives and assistants to sign a customary confidentiality agreement; provided, however, such agreement shall not restrict the Divestiture Trustee from providing any information to the Commission.

F.	If the Commission determines that a Divestiture Trustee has ceased to act or failed to act diligently, the Commission may appoint a substitute Divestiture Trustee in the same manner as provided in this Paragraph V.

G.	The Commission or, in the case of a court-appointed Divestiture Trustee, the court, may on its own initiative or at the request of the Divestiture Trustee issue such additional orders or directions as may be necessary or appropriate to accomplish the divestiture required by this Order.

Exhibit 10.1

VI.

IT IS FURTHER ORDERED that:

A.	Within thirty (30) days after the date this Order becomes final and every thirty (30) days thereafter until Respondents have fully complied with the provisions of Paragraph II of this Order, Respondents shall submit to the Commission a verified written report setting forth in detail the manner and form in which they intend to comply, are complying, and have complied with this Order, and the Hold Separate. Respondent Graco shall include in its compliance reports, among other things that are required from time to time, a full description of the efforts being made to comply with this Order and with the Hold Separate, including a description of all substantive contacts or negotiations relating to the divestiture and approval, and the identities of all parties contacted. Respondents shall include in their compliance reports copies, other than of privileged materials, of all written communications to and from such parties, all internal memoranda, and all reports and recommendations concerning the divestiture and approval, and, as applicable, a statement that the divestiture approved by the Commission has been accomplished, including a description of the manner in which Respondent Graco completed such divestiture and the date the divestiture was accomplished.

B.	One (1) year after the date this Order becomes final, Respondents, and annually thereafter for the next five (5) years on the anniversary of the date this Order becomes final, and at such other times as the Commission may request, Respondent Graco shall file a verified written report with the Commission setting forth in detail the manner and form in which it has complied and is complying with the Order and any Divestiture Agreement.

VII.

IT IS FURTHER ORDERED that Respondent Graco shall notify the Commission at least thirty (30) days prior to:

A.	Any proposed dissolution of Respondent Graco;

B.	Any proposed acquisition, merger or consolidation of Respondent Graco; or

C.	Any other change in Respondent Graco, including, but not limited to, assignment and the creation or dissolution of subsidiaries, if such change might affect compliance obligations arising out of this Order.

Exhibit 10.1

VIII.

IT IS FURTHER ORDERED that, for the purpose of determining or securing compliance with this Order, subject to any legally recognized privilege, upon written request and five (5) days’ notice to the relevant Respondent, with respect to any matter contained in this Order, the relevant Respondent shall permit any duly authorized representative of the Commission:

A.	Access, during business office hours of the relevant Respondent(s) and in the presence of counsel, to all facilities and access to inspect and copy all books, ledgers, accounts, correspondence, memoranda and all other records and documents in the possession or under the control of the relevant Respondent(s) related to compliance with the Consent Agreement and/or the Orders, which copying services shall be provided by such Respondent(s) at the request of the authorized representative(s) of the Commission and at the expense of such Respondent(s); and

B.	Without restraint or interference from such Respondent(s), to interview officers, directors, or employees of such Respondent(s), who may have counsel present.

IX.

IT IS FURTHER ORDERED that this Order shall terminate ten (10) years from the date this Order becomes final.

By the Commission.

Donald S. Clark
SEAL	Secretary
ISSUED:

Exhibit 10.1

UNITED STATES OF AMERICA

BEFORE FEDERAL TRADE COMMISSION

COMMISSIONERS:	Jon Leibowitz, Chairman J. Thomas Rosch Edith Ramirez Julie Brill

)
In the Matter of	)
)
GRACO INC.,	)
a corporation,	)	Docket No. 9350
)
ILLINOIS TOOL WORKS INC.,	)	PUBLIC
a corporation, and	)
)
ITW FINISHING LLC,	)
a limited liability company.	)
)

ORDER TO HOLD SEPARATE AND MAINTAIN ASSETS

The Federal Trade Commission (“Commission”), having heretofore issued its administrative Complaint charging Respondents Graco Inc. (“Graco”), Illinois Tool Works Inc., and ITW Finishing LLC (“ITW”), hereinafter referred to as Respondents, with violations of Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18, and Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C. § 45, and Respondents having been served with a copy of the Complaint, together with a notice of contemplated relief, and the Respondents having answered the Complaint denying said charges; and

Respondents, their attorneys, and counsel for the Commission having thereafter executed an Agreement Containing Consent Orders (“Consent Agreement”), containing an admission by Respondents of all the jurisdictional facts set forth in the aforesaid Complaint, a statement that the signing of said Consent Agreement is for settlement purposes only and does not constitute an admission by Respondents that the law has been violated as alleged in such Complaint, or that the facts as alleged in such Complaint, other than jurisdictional facts, are true, and waivers and other provisions as required by the Commission’s Rules; and

The Secretary of the Commission having thereafter withdrawn the matter from adjudication in accordance with § 3.25(c) of its Rules; and

The Commission having thereafter considered the matter and the executed Consent Agreement, now in further conformity with the procedure described in § 3.25(f) of its Rules, the

Exhibit 10.1

Commission hereby makes the following jurisdictional findings and issues this Order to Hold Separate and Maintain Assets (“Hold Separate”):

1.	Respondent Graco Inc. is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Minnesota, with its office and principal place of business located at 88-11th Avenue Northeast, Minneapolis, Minnesota 55413.

2.	Respondent Illinois Tool Works Inc. is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 3600 West Lake Avenue, Glenview, Illinois 60026.

3.	Respondent ITW Finishing LLC is a limited liability company organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 3600 West Lake Avenue, Glenview, Illinois 60026. ITW Finishing LLC is indirectly wholly-owned by Illinois Tool Works Inc.

4.	The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of the Respondents, and the proceeding is in the public interest.

ORDER

I.

IT IS ORDERED that, as used in this Hold Separate, the following definitions, and all other definitions used in the Consent Agreement and the proposed Decision and Order (and when made final, the Decision and Order), shall apply:

A.	“Acquisition” means the proposed acquisition described in the Asset Purchase Agreement by and among Graco Inc., Graco Holdings Inc., Graco Minnesota Inc., Illinois Tool Works Inc., and ITW Finishing LLC, dated April 14, 2011 (the “Asset Purchase Agreement”).

B.	“Acquisition Date” means the date the Acquisition is consummated.

C.	“Commission-approved Acquirer” means any Person that receives the prior approval of the Commission to acquire the Liquid Finishing Business Assets pursuant to the Decision and Order.

D.	“Confidential Business Information” means competitively sensitive, proprietary and all other business information of any kind, except for any information that Respondents demonstrate (i) was or becomes generally available to the public other than as a result of a disclosure by Respondents, or (ii) was available, or becomes available, to Respondents on a non-confidential basis, but only if, to the knowledge of Respondents, the source of such information is not in breach of a contractual, legal, fiduciary, or other obligation to maintain the confidentiality of the information.

E.	“Decision and Order” means (i) the proposed Decision and Order contained in the Consent Agreement in this matter until the issuance and service of a final Decision and

2

Exhibit 10.1

Order by the Commission; and (ii) the final Decision and Order issued by the Commission following the issuance and service of a final Decision and Order by the Commission.

F.	“Divestiture Date” means the date on which Respondent Graco (or the Divestiture Trustee) and a Commission-approved Acquirer consummate a transaction to divest, license, assign, grant, transfer, deliver and otherwise convey the Liquid Finishing Business Assets completely and as required by Paragraph II. (or Paragraph V.) of Decision and Order.

G.	“Gema Powder Finishing Business” means the worldwide business of developing, assembling, manufacturing, distributing, selling, or servicing powder finishing systems and products conducted prior to the Acquisition by Respondent ITW, including all business activities relating to the development, manufacture, and sale of products under the brand name Gema. “Gema Powder Finishing Business” does not include the Liquid Finishing Business.

H.	“Hold Separate” means this Order to Hold Separate and Maintain Assets.

I.	“Hold Separate Business” means the (i) Liquid Finishing Business Assets and (ii) Liquid Finishing Business.

J.	“Hold Separate Business Employees” means the Liquid Finishing Business Employees, the Hold Separate Gema Employees, and the Hold Separate Gema Shared Employees.

K.	“Hold Separate Gema Employees” means employees located in the United Kingdom, Germany, France, Italy, Australia, Japan, and Mexico in facilities shared with the Liquid Finishing Business or Liquid Finishing Business Assets whose job responsibilities relate exclusively to Gema powder finishing products.

L.	“Hold Separate Gema Shared Employees” means employees located in the United Kingdom, Germany, France, Italy, Australia, Japan, and Mexico in facilities shared with the Liquid Finishing Business or Liquid Finishing Business Assets whose job responsibilities relate to both the liquid finishing and powder finishing businesses.

M.	“Hold Separate Period” means the time period during which the Hold Separate is in effect, which shall begin on the date this Hold Separate becomes a final and effective order, which shall occur on or prior to the Acquisition Date, and terminate pursuant to Paragraph V. of this Hold Separate.

N.	“Hold Separate Manager(s)” means the Person(s) appointed pursuant to Paragraph II.C.2. of this Hold Separate.

O.	“Hold Separate Trustee” means the Person appointed pursuant to Paragraph II.C.l. of this Hold Separate.

P.	“Liquid Finishing Business” means the worldwide business of developing, assembling, manufacturing, distributing, selling, or servicing liquid finishing systems and products

3

Exhibit 10.1

conducted prior to the Acquisition by Respondent ITW, including all business activities relating to the development, manufacture, and sale of products under the brand names Binks, DeVilbiss, Ransburg, and BGK. “Liquid Finishing Business” does not include the Gema Powder Finishing Business.

Q.	“Liquid Finishing Business Assets” means all rights, title, and interest in and to all property and assets, tangible and intangible, of every kind and description, wherever located, and any improvements or additions thereto, relating to the Liquid Finishing Business.

R.	“Liquid Finishing Business Employees” means any full-time, part-time, or contract employee(s) of the Liquid Finishing Business, including the Hold Separate Gema Shared Employees, immediately prior to the Acquisition.

S.	“Orders” means the Decision and Order and this Hold Separate.

T.	“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other business entity.

U.	“Prospective Acquirer” means a Person that Graco (or a Divestiture Trustee appointed under the Decision and Order) intends to submit as a Commission-approved Acquirer to the Commission for its prior approval pursuant to the Decision and Order.

II.

IT IS FURTHER ORDERED that:

A.	During the Hold Separate Period, Respondent Graco shall:

1.	Hold the Hold Separate Business separate, apart, and independent as required by this Hold Separate and shall vest the Hold Separate Business with all rights, powers, and authority necessary to conduct its business.

2.	Not exercise direction or control over, or influence directly or indirectly, the Hold Separate Business or any of its operations, the Hold Separate Trustee, or the Hold Separate Managers, except to the extent that Respondent Graco must exercise direction and control over the Hold Separate Business as is necessary to assure compliance with this Hold Separate, the Consent Agreement, the Decision and Order, and all applicable laws. Nothing herein shall limit taking such action as may be required to ensure compliance with financial reporting requirements, with all applicable laws, regulations, and other legal requirements, or with policies and standards concerning health, safety, and environmental aspects of the Hold Separate Business or with the integrity of the Hold Separate Business financial controls.

3.

Take such actions as are necessary to maintain and assure the continued viability, marketability, and competitiveness of the Hold Separate Business, and to prevent the destruction, removal, wasting, deterioration, or impairment of any of the

4

Exhibit 10.1

assets, except for ordinary wear and tear, and shall not sell, transfer, encumber, or otherwise impair the Hold Separate Business (except as required by the Decision and Order).

B.	From the time Respondents execute the Consent Agreement until the Acquisition Date, Respondent ITW shall take such actions as are necessary to maintain and assure the continued maintenance of the full economic viability, marketability, and competitiveness of the Hold Separate Business, and prevent the destruction, removal, wasting, deterioration, or impairment of any of the assets, except for ordinary wear and tear.

C.	Respondent Graco shall hold the Hold Separate Business separate, apart, and independent of Respondent Graco on the following terms and conditions:

1.	At any time after the Respondents sign the Consent Agreement, the Commission may appoint a Hold Separate Trustee to monitor the operations of the Hold Separate Business and to ensure that the Respondents comply with their obligations as required by this Hold Separate and the Decision and Order. The Hold Separate Trustee shall serve as Hold Separate Trustee pursuant to the agreement executed by the Hold Separate Trustee and Respondent Graco (“Hold Separate Trustee Agreement”).

(a)	The Commission shall select the Hold Separate Trustee, subject to the consent of Respondent Graco, which consent shall not be unreasonably withheld. If Respondent Graco has not opposed, in writing, including the reasons for opposing, the selection of the proposed Hold Separate Trustee within ten (l0) days after notice by the staff of the Commission to Respondent Graco of the identity of the proposed Hold Separate Trustee, Respondent Graco shall be deemed to have consented to the selection of the proposed Hold Separate Trustee.

(b)	The Hold Separate Trustee shall have the responsibility for monitoring the organization of the Hold Separate Business; supervising the management of the Hold Separate Business by the Hold Separate Managers; maintaining the independence of the Hold Separate Business; and monitoring Respondents’ compliance with their respective obligations pursuant to the Orders, including, without limitation, maintaining the viability, marketability, and competitiveness of the Hold Separate Business pending divestiture.

(c)	No later than one (1) day after the appointment of the Hold Separate Trustee, Respondent Graco shall enter into an agreement (“Hold Separate Trustee Agreement”) that, subject to the prior approval of the Commission, transfers to and confers upon the Hold Separate Trustee all rights, powers, and authority necessary to permit the Hold Separate Trustee to perform his or her duties and responsibilities pursuant to this Hold Separate, in a manner consistent with the purposes of the Orders and in consultation with Commission staff, and shall require that the Hold

5

Exhibit 10.1

Separate Trustee shall act in a fiduciary capacity for the benefit of the Commission.

(d)	Subject to all applicable laws and regulations, the Hold Separate Trustee shall have full and complete access to all personnel, books, records, documents, and facilities of the Hold Separate Business, and to any other relevant information as the Hold Separate Trustee may reasonably request including, but not limited to, all documents and records kept by Respondents in the ordinary course of business that relate to the Hold Separate Business. Respondents shall develop such financial or other information as the Hold Separate Trustee may reasonably request and shall cooperate with the Hold Separate Trustee.

(e)	Respondents shall take no action to interfere with or impede the Hold Separate Trustee’s ability to monitor Respondents’ compliance with this Hold Separate, the Consent Agreement, or the Decision and Order, or otherwise to perform his or her duties and responsibilities consistent with the terms of this Hold Separate.

(f)	The Hold Separate Trustee shall have the authority to employ, at the cost and expense of Respondent Graco, such consultants, accountants, attorneys, and other representatives and assistants as are reasonably necessary to carry out the Hold Separate Trustee’s duties and responsibilities.

(g)	The Commission may require the Hold Separate Trustee and each of the Hold Separate Trustee’s consultants, accountants, attorneys, and other representatives and assistants to sign an appropriate confidentiality agreement relating to materials and information received from the Commission in connection with performance of the Hold Separate Trustee’s duties.

(h)	Respondents may require the Hold Separate Trustee and each of the Hold Separate Trustee’s consultants, accountants, attorneys, and other representatives and assistants to sign an appropriate confidentiality agreement; provided, however, such agreement shall not restrict the Hold Separate Trustee from providing any information to the Commission.

(i)	Thirty (30) days after the Acquisition Date, and every thirty (30) days thereafter until the Hold Separate terminates, the Hold Separate Trustee shall report in writing to the Commission concerning the efforts to accomplish the purposes of this Hold Separate and Respondents’ compliance with their obligations under the Hold Separate and the Decision and Order. Included within that report shall be the Hold Separate Trustee’s assessment of the extent to which the businesses comprising the Hold Separate Business are meeting (or exceeding) their

6

Exhibit 10.1

projected goals as are reflected in operating plans, budgets, projections, or any other regularly prepared financial statements.

(j)	If the Hold Separate Trustee ceases to act or fails to act diligently and consistent with the purposes of this Hold Separate, the Commission may appoint a substitute Hold Separate Trustee consistent with the terms of this Hold Separate, subject to the consent of Respondent Graco, which consent shall not be unreasonably withheld. If Respondent Graco has not opposed, in writing, including the reasons for opposing, the selection of the substitute Hold Separate Trustee within ten (l0) days after notice by the staff of the Commission to Respondent Graco of the identity of any substitute Hold Separate Trustee, Respondent Graco shall be deemed to have consented to the selection of the proposed substitute Hold Separate Trustee. Respondent Graco and the substitute Hold Separate Trustee shall execute a Hold Separate Trustee Agreement, subject to the approval of the Commission, consistent with this paragraph.

(k)	The Hold Separate Trustee shall serve until the day after the Divestiture Date; provided, however, that the Commission may extend or modify this period as may be necessary or appropriate to accomplish the purposes of the Orders.

2.	No later than five (5) days after the Acquisition Date, Respondent Graco shall appoint one or more Hold Separate Managers (collectively the “Hold Separate Managers”), subject to the approval of the Hold Separate Trustee in consultation with Commission staff, to manage and maintain the Hold Separate Business in the regular and ordinary course of business and in accordance with past practice.

(a)	The Hold Separate Managers shall be responsible for the operation of the Hold Separate Business and shall report directly and exclusively to the Hold Separate Trustee, and shall manage the Hold Separate Business independently of the management of Respondent Graco. The Hold Separate Managers shall not be involved, in any way, in the operations of the other businesses of Respondent Graco during the term of this Hold Separate.

(b)	No later than three (3) days after appointment of the Hold Separate Manager(s), Respondent Graco shall enter into a management agreement with each such manager that, subject to the prior approval of the Hold Separate Trustee, in consultation with the Commission staff, transfers all rights, powers, and authority necessary to permit each such Hold Separate Manager to perform his or her duties and responsibilities pursuant to this Hold Separate, in a manner consistent with the purposes of the Orders.

(c)

Respondents shall provide the Hold Separate Managers with reasonable financial incentives to undertake this position. Such incentives shall include employee benefits, including regularly scheduled raises, bonuses,

7

Exhibit 10.1

vesting of retirement benefits (as permitted by law) on the same basis as provided for under the Asset Purchase Agreement for other employees hired by Respondent Graco, and additional incentives as may be necessary to assure the continuation and prevent any diminution of the Hold Separate Business’s viability, marketability, and competitiveness until the end of the Hold Separate Period, and as may otherwise be necessary to achieve the purposes of this Hold Separate.

(d)	The Hold Separate Managers shall make no material changes in the ongoing operations of the Hold Separate Business except with the approval of the Hold Separate Trustee, in consultation with the Commission staff.

(e)	The Hold Separate Managers shall have the authority, with the approval of the Hold Separate Trustee, to remove Hold Separate Business Employees and replace them with others of similar experience or skills. If any Person ceases to act or fails to act diligently and consistent with the purposes of this Hold Separate, the Hold Separate Managers, in consultation with the Hold Separate Trustee, may request Respondent Graco to, and Respondent Graco shall, appoint a substitute Person, which Person the respective manager shall have the right to approve.

(f)	In addition to Hold Separate Business Employees, the Hold Separate Managers may, with the approval of the Hold Separate Trustee and at the cost and expense of Respondent Graco, employ such consultants, accountants, attorneys, and other representatives and assistants as are reasonably necessary to assist the respective manager in managing the Hold Separate Business and in carrying out the manager’s duties and responsibilities. Nothing contained herein shall preclude a Hold Separate Manager from contacting or communicating directly with the staff of the Commission, either at the request of the staff of the Commission or in the discretion of the manager.

(g)	The Hold Separate Trustee shall be permitted, in consultation with the Commission staff, to remove any Hold Separate Manager for cause. Within three (3) days after such removal, Respondent Graco shall appoint a replacement manager, subject to the approval of the Hold Separate Trustee in consultation with Commission staff, on the same terms and conditions as provided in this paragraph.

3.	The Hold Separate Trustee and the Hold Separate Managers shall serve, without bond or other security, at the cost and expense of Respondent Graco, on reasonable and customary terms commensurate with the person’s experience and responsibilities.

4.	Respondent Graco shall indemnify the Hold Separate Trustee and Hold Separate Managers and hold each harmless against any losses, claims, damages, liabilities,

8

Exhibit 10.1

or expenses arising out of, or in connection with, the performance of the Hold Separate Trustee’s or the Hold Separate Managers’ duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities, losses, damages, claims, or expenses result from gross negligence or willful misconduct by the Hold Separate Trustee or the Hold Separate Managers.

5.	The Hold Separate Business shall be staffed with sufficient employees (including any full-time, part-time, or contract employee of the Hold Separate Business) to maintain the viability and competitiveness of the Hold Separate Business. To the extent that such employees leave or have left the Hold Separate Business prior to the Divestiture Date, the Hold Separate Managers, with the approval of the Hold Separate Trustee, may replace departing or departed employees with persons who have similar experience and expertise or determine not to replace such departing or departed employees.

6.	In connection with support services or products not included within the Hold Separate Business, Respondent Graco shall continue to provide, or offer to provide, the same support services to the Hold Separate Business as customarily have been or were being provided to such businesses by ITW prior to the Acquisition Date. For any services or products that Respondents may provide to the Hold Separate Business, Respondents may charge no more than the same price they charge others for the same services or products (or a commercially reasonable rate if ITW had not previously charged for such services). Respondents’ personnel providing such services or products must retain and maintain all Confidential Business Information of or pertaining to the Hold Separate Business on a confidential basis, and, except as is permitted by this Hold Separate, such persons shall be prohibited from disclosing, providing, discussing, exchanging, circulating, or otherwise furnishing any such information to or with any person whose employment involves any of Respondents’ businesses, other than the Hold Separate Business. Such personnel shall also execute confidentiality agreements prohibiting the disclosure of any Confidential Business Information of the Hold Separate Business.

(a)	Respondent Graco shall offer to the Hold Separate Business, directly or through Respondent ITW, any services and products that Respondent ITW provided, in the ordinary course of business directly or through third party contracts to the business constituting the Hold Separate Business at any time since December 31, 2011, or such services that Respondent ITW is obligated to provide under Schedule 1.2 of the Asset Purchase Agreement. Respondent ITW shall treat the Hold Separate Business as a Graco Subsidiary, as that term is defined in the Asset Purchase Agreement. Subject to the foregoing, the services and products that Respondent Graco shall offer the Hold Separate Business shall include, but shall not be limited to, the following:

9

Exhibit 10.1

(1)	human resources and administrative services, including but not limited to payroll processing, labor relations support, retirement administration, and procurement and administration of employee benefits, including health benefits;

(2)	federal and state regulatory compliance and policy development services;

(3)	environmental health and safety services, which are used to develop corporate policies and insure compliance with federal and state regulations and corporate policies;

(4)	financial accounting services;

(5)	preparation of tax returns;

(6)	audit services;

(7)	information technology support services;

(8)	processing of accounts payable and accounts receivable;

(9)	technical support;

(10)	procurement of supplies;

(11)	maintenance and repair of facilities;

(12)	procurement of goods and services utilized in the ordinary course of business by the Hold Separate Business;

(13)	legal services; and

(14)	cash management services in the ordinary course of business, including cash sweeps, consistent with the cash management services provided by Respondent ITW prior to the Acquisition Date.

(b)	The Hold Separate Business shall have, at the option of the Hold Separate Managers with the approval of the Hold Separate Trustee, the ability to acquire services and products from third parties (including Respondent ITW) unaffiliated with Respondent Graco.

7.	Respondent Graco shall provide the Hold Separate Business with sufficient financial and other resources:

(a)	as are appropriate in the judgment of the Hold Separate Trustee to operate the Hold Separate Business as it is currently operated (including efforts to

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Exhibit 10.1

generate new business) consistent with the practices of the Hold Separate Business in place prior to the Acquisition;

(b)	to perform all maintenance to, and replacements of, the assets of the Hold Separate Business in the ordinary course of business and in accordance with past practice and current plans;

(c)	to carry on during the Hold Separate Period such capital projects, physical plant improvements, and business plans as are already underway for which all necessary regulatory and legal approvals have been obtained, including but not limited to existing or planned renovation or expansion projects; and

(d)	to maintain the viability, competitiveness, and marketability of the Hold Separate Business.

Such financial resources to be provided to the Hold Separate Business shall include, but shall not be limited to, (i) general funds, (ii) capital, (iii) working capital, and (iv) reimbursement for any operating losses, capital losses, or other losses; provided, however, that, consistent with the purposes of the Decision and Order and in consultation with the Hold Separate Trustee: (i) the Hold Separate Managers may reduce in scale or pace any capital or research and development project, or substitute any capital or research and development project for another of the same cost; and (ii) to the extent that the Hold Separate Business generates financial funds in excess of financial resource needs, Respondent Graco shall have availability to such excess funds consistent with practices in place for the Hold Separate Business prior to the Acquisition.

8.	Respondent Graco shall cause the following individuals that have access to Confidential Business Information of or pertaining to the Hold Separate Business to submit to the Hold Separate Trustee, or Commission staff as appropriate, a signed statement that the individual will maintain the confidentiality required by the terms and conditions of this Hold Separate: (i) the Hold Separate Trustee, (ii) the Hold Separate Managers, (iii) each of Respondent Graco’s employees not subject to the Hold Separate, (iv) the Hold Separate Gema Employees, (v) the Hold Separate Gema Shared Employees, and (vi) such additional Persons that the Hold Separate Trustee, in consultation with Commission staff, may identify. These individuals must retain and maintain all Confidential Business Information of, or pertaining to, the Hold Separate Business on a confidential basis and, except as is permitted by this Hold Separate, such Persons shall be prohibited from disclosing, providing, discussing; exchanging, circulating, or otherwise furnishing any such information to or with any other Person whose employment involves any of Respondents’ businesses or activities other than the Hold Separate Business.

9.	Except for the Hold Separate Managers, Hold Separate Business Employees, and support services employees involved in providing services to the Hold Separate Business pursuant to this Hold Separate, and except to the extent provided in this

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Exhibit 10.1

Hold Separate, Respondent Graco shall not permit any other of its employees, officers, or directors to be involved in the operations of the Hold Separate Business.

10.	Respondents’ employees (other than the Liquid Finishing Business Employees, the Hold Separate Gema Shared Employees, and Graco employees involved in providing support services to the Hold Separate Business pursuant to Paragraph II.C.6.) shall not receive, or have access to, or use or continue to use any Confidential Business Information of the Hold Separate Business except:

(a)	as required by law; and

(b)	to the extent that necessary information is exchanged:

(1)	in the course of consummating the Acquisition in compliance with the terms of the Asset Purchase Agreement;

(2)	as necessary to effect the divestiture of the Hold Separate Business, including in connection with the marketing of the divested assets pursuant to the Consent Agreement, in negotiating agreements to divest assets pursuant to the Consent Agreement and engaging in related due diligence;

(3)	in complying with this Hold Separate or the Consent Agreement;

(4)	in overseeing compliance with policies and standards concerning the safety, health, and environmental aspects of the operations of the Hold Separate Business and the integrity of the financial controls of the Hold Separate Business;

(5)	in defending legal claims, investigations, or enforcement actions threatened or brought against or related to the Hold Separate Business;

(6)	to lenders and auditors; or

(7)	in obtaining legal advice.

Nor shall the Hold Separate Managers or any Hold Separate Business Employees receive or have access to, or use or continue to use, any Confidential Business Information about Respondents and relating to Respondents’ businesses, except such information as is necessary to maintain and operate the Hold Separate Business.

In addition to the foregoing, Respondent Graco may receive aggregate financial and operational information relating to the Hold Separate Business to the extent necessary to allow Respondent Graco to comply with the requirements and obligations of the laws of the United States and other countries, to prepare

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Exhibit 10.1

consolidated financial reports, tax returns, reports required by securities laws, payroll and benefits information, and personnel reports, and to comply with this Hold Separate. Any such information that is obtained pursuant to this subparagraph shall be used only for the purposes set forth in this subparagraph.

11.	Subject to all other provisions in this Hold Separate, the:

(a)	Hold Separate Gema Employees (i) may receive or have access to, use or continue to use, or disclose any Confidential Business Information pertaining to the Gema Powder Finishing Business; (ii) shall not seek, receive, have access to, or disclose any Confidential Business Information pertaining to the Liquid Finishing Business; and (iii) shall provide the signed confidentiality statement required by Paragraph II.C.8. of this Hold Separate.

(b)	Hold Separate Gema Shared Employees (i) may receive or have access to, use or continue to use, or disclose any Confidential Business Information pertaining to the Gema Powder Finishing Business and to the Liquid Finishing Business; (ii) shall not disclose, provide, discuss, exchange, circulate, or otherwise furnish any such information pertaining to the Liquid Finishing Business to or with any other Person whose employment involves any of Respondent Graco’s competing liquid finishing businesses; and (iii) shall provide the signed confidentiality statement required by Paragraph II.C.8. of this Hold Separate.

12.	Respondent Graco and the Hold Separate Business shall jointly implement, and at all times during the Hold Separate Period maintain in operation, a system, as approved by the Hold Separate Trustee, of access and data controls to prevent unauthorized access to or dissemination of Confidential Business Information of the Hold Separate Business, including, but not limited to, the opportunity by the Hold Separate Trustee, on terms and conditions agreed to with Respondents, to audit Respondents’ networks and systems to verify compliance with this Hold Separate.

13.	No later than five (5) days after the Acquisition Date, Respondent Graco shall establish written procedures, subject to the approval of the Hold Separate Trustee, covering the management, maintenance, and independence of the Hold Separate Business consistent with the provisions of this Hold Separate.

14.	No later than five (5) days after the date this Hold Separate becomes final, Respondent Graco shall circulate to persons who are employed in Respondent Graco’s businesses that compete with the Hold Separate Business, and shall circulate on the Acquisition Date to employees of the Hold Separate Business, a notice of this Hold Separate, in a form approved by the Hold Separate Trustee in consultation with Commission staff.

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Exhibit 10.1

D.	Until the Divestiture Date, Respondent Graco shall provide each Hold Separate Employee with reasonable financial incentives to continue in his or her position consistent with past practices and/or as may be necessary to preserve the marketability, viability, and competitiveness of the Liquid Finishing Business and the Liquid Finishing Business Assets pending divestiture. Such incentives shall include employee benefits, including regularly scheduled raises, bonuses, vesting of retirement benefits (as permitted by law) on the same basis as provided for under the Asset Purchase Agreement for other employees hired by Respondent Graco, and additional incentives as may be necessary to assure the continuation and prevent any diminution of the viability, marketability, and competitiveness of the Liquid Finishing Business Assets until the Divestiture Date, and as may otherwise be necessary to achieve the purposes of this Hold Separate.

E.	From the date the Respondents execute the Consent Agreement until this Hold Separate terminates, Respondent Graco shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any Hold Separate Employee for a position of employment with Respondent Graco. A Prospective Acquirer or the Commission-approved Acquirer shall have the option of offering employment to any Hold Separate Employee. Respondent Graco shall not interfere with the employment by a Prospective Acquirer or the Commission-approved Acquirer of such employee; shall not offer any incentive to such employee to decline employment with a Prospective Acquirer or the Commission- Acquirer or to accept other employment with the Respondent Graco; and shall remove any impediments that may deter such employee from accepting employment with a Prospective Acquirer or the Commission-approved Acquirer including, but not limited to, any non-compete or confidentiality provisions of employment or other contracts that would affect the ability of such employee to be employed by a Prospective Acquirer or the Commission-approved Acquirer.

F.	Respondent Graco shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any Hold Separate Employee who has accepted an offer of employment with a Prospective Acquirer or the Commission-approved Acquirer to terminate his or her employment relationship with such Person; provided, however, Respondent Graco may:

1.	advertise for employees in newspapers, trade publications, or other media, or engage recruiters to conduct general employee search activities, so long as these actions are not targeted specifically at any Hold Separate Business Employees; and

2.	hire Hold Separate Business Employees who apply for employment with Respondent Graco, so long as such individuals were not solicited by the Respondent Graco in violation of this paragraph; provided further, that this sub- Paragraph shall not prohibit Respondent Graco from making offers of employment to or employing any Hold Separate Business Employees if a Prospective Acquirer or the Commission-approved Acquirer has notified Respondent Graco in writing that a Prospective Acquirer or the Commission- approved Acquirer does not intend to make an offer of employment to that employee, or where such an offer has been made and the employee has declined

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Exhibit 10.1

the offer, or where the individual’s employment has been terminated by a Prospective Acquirer or the Commission-approved Acquirer.

G.	The purpose of this Hold Separate is to: (1) preserve the assets and businesses within the Hold Separate Business as viable, competitive, and ongoing businesses independent of Respondent Graco until the divestiture required by the Decision and Order is achieved; (2) assure that no Confidential Business Information is exchanged between the Respondents and the Hold Separate Business, except in accordance with the provisions of this Hold Separate; (3) prevent interim harm to competition pending the relevant divestitures and other relief; and (4) maintain the full economic viability, marketability, and competitiveness of the Hold Separate Business, and prevent the destruction, removal, wasting, deterioration, or impairment of any of the assets or businesses within the Hold Separate Business except for ordinary wear and tear.

III.

IT IS FURTHER ORDERED that Respondent Graco shall notify the Commission at least thirty (30) days prior to:

A.	Any proposed dissolution of Respondent Graco;

B.	Any proposed acquisition, merger, or consolidation of Respondent Graco; or

C.	Any other change in Respondent Graco, including, but not limited to, assignment and the creation or dissolution of subsidiaries, if such change might affect compliance obligations arising out of this Order.

IV.

IT IS FURTHER ORDERED that, for the purpose of determining or securing compliance with this Hold Separate, and subject to any legally recognized privilege, and upon written request and upon five (5) days’ notice to the relevant Respondent, relating to compliance with this Hold Separate, Respondents shall permit any duly authorized representative of the Commission:

A.	Access, during business office hours of the relevant Respondent(s) and in the presence of counsel, to all facilities and access to inspect and copy all books, ledgers, accounts, correspondence, memoranda, and all other records and documents in the possession or under the control of the relevant Respondent(s) related to compliance with the Consent Agreement and/or the Orders, which copying services shall be provided by such Respondent(s) at the request of the authorized representative(s) of the Commission and at the expense of such Respondent(s); and

B.	Without restraint or interference from such Respondent(s), to interview officers, directors, or employees of such Respondent(s), who may have counsel present.

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Exhibit 10.1

V.

IT IS FURTHER ORDERED that this Hold Separate shall terminate at the earlier of:

A.	Three (3) business days after the Commission withdraws its acceptance of the Consent Agreement pursuant to the provisions of Commission Rule 3.25(f), 16 C.F.R. § 3.25(f); or

B.	The day after the Divestiture Date of the Hold Separate Assets required to be divested pursuant to the Decision and Order.

By the Commission.

/s/ Donald S. Clark

Donald S. Clark

Secretary

SEAL:

ISSUED: March 26, 2012

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